CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Variable Trust of our reports, dated as listed below, relating to the financial statements and financial highlights, which appear in each of the Funds’, as listed below, Annual Reports on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings "Financial highlights" and “Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

Fund Name	Report Date
Putnam VT Research Fund	February 7, 2023
Putnam VT High Yield Fund	February 7, 2023
Putnam VT Mortgage Securities Fund	February 7, 2023
Putnam VT Growth Opportunities Fund	February 8, 2023
Putnam VT Small Cap Growth Fund	February 8, 2023
Putnam VT International Value Fund	February 8, 2023
Putnam VT Sustainable Future Fund	February 9, 2023
Putnam VT Sustainable Leaders Fund	February 9, 2023
Putnam VT Multi-Cap Core Fund	February 9, 2023
Putnam VT Large Cap Value Fund	February 9, 2023
Putnam VT George Putnam Balanced Fund	February 9, 2023
Putnam VT Emerging Markets Equity Fund	February 9, 2023
Putnam VT International Equity Fund	February 10, 2023
Putnam VT Global Health Care Fund	February 10, 2023
Putnam VT Government Money Market Fund	February 10, 2023
Putnam VT Focused International Equity Fund	February 10, 2023
Putnam VT Diversified Income Fund	February 13, 2023
Putnam VT Income Fund	February 13, 2023
Putnam VT Small Cap Value Fund	February 13, 2023
Putnam VT Global Asset Allocation Fund	February 14, 2023

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 25, 2023